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Exhibit (d)(xi)
EXECUTION COPY

MANAGEMENT PURCHASE AGREEMENT

        This Management Purchase Agreement, dated as of June 16, 2003 (the "Agreement"), by and among EXCO Holdings Inc., a Delaware corporation (the "Company"), and each of the individuals or entities set forth on Schedule 1 hereto (the "Purchasers").

        WHEREAS, the Company desires to sell to the Purchasers up to an aggregate of 22,280,000 shares of the Company's Series A common stock, par value $.001 per share (the "Series A Common Stock") for a purchase price of $1.50 per share, and an aggregate of 11,925,925 shares of the Company's Series B common stock, par value $.001 per share (the "Series B Common Stock") for a purchase price of $0.001 per share (together, the Series A Common Stock and the Series B Common Stock, the "Shares") and the Purchasers desire to purchase the Shares upon the terms and conditions set forth in this Agreement.

        NOW, THEREFORE, in consideration of the mutual covenants herein set forth, the Parties hereby agree as follows:

        1.     Sale and Purchase of Shares; Closing.

          1.1.  Sale and Transfer of Shares.

            a)    Subject to the terms and conditions of this Agreement, the Company hereby agrees to sell to the Purchasers and each of the Purchasers hereby agrees, individually, to purchase from the Company, the number of the Shares set forth opposite such Purchaser's name for the purchase price in the amounts set forth opposite such Purchaser's name set forth on Schedule 1 hereto (as such schedule may be amended and supplemented in writing and delivered pursuant to the notice provisions hereof prior to 10 business days before the Closing Date). In the event that such Schedule I is amended and supplemented by additional purchasers subsequent to the date first stated above (the "Additional Purchasers"), each such Additional Purchaser must execute a joinder agreement substantially in the form attached as Exhibit A hereto.

            b)    At the Closing (as defined herein below), the Company shall deliver to each of the Purchasers duly executed certificates registered in such Purchaser's name and representing the Shares purchased by such Purchaser, against such Purchaser's payment of the aggregate purchase price for the Shares.

          1.2.  Closing. Subject to the terms and conditions of this Agreement, the closing of the sale and purchase of the Shares (the "Closing") shall take place at the offices of Sayles, Lidji & Werbner, 1201 Elm Street, Suite 4400, Dallas, TX 75270, at 10:00 a.m., Central time concurrently with the closing in connection with the Agreement and Plan of Merger dated March 11, 2003 by and among Exco Resources, Inc., the Company and ER Acquisition, Inc. (the "Merger Agreement") or at such other place or such other time or date as designated by the parties to that certain Stockholders' Agreement dated as of the Closing Date by and among the Company and the parties signatory thereto (the "Closing Date").

          1.3.  Payment. At the Closing, each of the Purchasers shall pay the Company the purchase price for the number of Shares set forth opposite such Purchaser's name on Schedule 1 (as amended or supplemented in accordance with Section 1.1(a)) hereto, by (i) check, (ii) wire transfer, (iii) by direction of the proceeds of certain loans to be made by the Company to such Purchaser or (iv) conversion of such number of shares of common stock of EXCO Resources, Inc. as are listed opposite such Purchaser's name on Schedule I hereto.

        2.     Representations and Warranties of each Purchaser.

          2.1.  Each Purchaser severally and not jointly hereby represents and warrants to the Company as follows:

            a)    This Agreement has been duly executed and delivered by each Purchaser and constitutes a legal, valid and binding obligation of such Purchaser enforceable against such Purchaser in accordance with its terms, except as the enforcement may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights in general or by general principles of equity. The performance by each Purchaser of his obligations under this Agreement shall not violate any law, order, judgment or decree of a court or other governmental or regulatory authority to which such Purchaser is bound or subject;

            b)    Each Purchaser understands that the Shares being purchased are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering, are being offered and sold without registration under the Securities Act of 1933, as amended (the "Securities Act") in a private placement that is exempt from the registration provisions of the Securities Act and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in limited circumstances. Each Purchaser understands that it must bear the economic risk of the acquisition of the Shares made in connection herewith for an indefinite period of time because, among other reasons, the Shares have not been registered under the Securities Act or under the securities laws of certain states and, therefore, cannot be resold, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under the applicable securities laws of such states or an exemption from such registration is available. Each Purchaser further understands that the certificates representing the Shares shall bear a legend in substantially the following form:

  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER AND COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS"

            c)     Each Purchaser understands that the Shares being purchased are subject to a Stockholders' Agreement dated as of the Closing Date (the "Stockholders' Agreement"), by and among the Company and the other parties thereto. The Purchaser further understands that the certificates representing the Shares shall bear a legend in substantially the following form:

  "THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE STOCKHOLDERS' AGREEMENT DATED AS OF                            , 2003, AS IT MAY BE AMENDED FROM TIME TO TIME, BY AND AMONG EXCO HOLDINGS INC. (THE "COMPANY") AND THE STOCKHOLDERS PARTY THERETO AND NO TRANSFER OF THESE SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY."

            d)    No consent, approval or authorization from any person, entity or governmental authority is required to be obtained by each Purchaser in order to consummate the transaction contemplated herein;

            e)    Each Purchaser can bear the economic risk of his investment in the Shares and has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and the risks of the investment. Each Purchaser has been furnished with all materials relating to the business, finances and operations of the Company which have been requested, including, without limitation all certificates, instruments, agreements and other documents defining the rights, limitations and preferences of the Shares and the holders thereof. Each Purchaser has conducted their own investigation of the Company and are not relying on any representations or warranties of the Company other than those expressly set forth herein. Each Purchaser understands that the Company is under no obligation to register the Shares on such Purchaser's behalf, except as may be required pursuant to the Registration Rights Agreement dated as of the Closing Date by and among the Company and the other parties thereto; and

            f)     Each Purchaser is an "accredited investor" within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act or, to the extent any Purchaser is not an "accredited investor", another exemption from registration under the Securities Act applies to such Purchaser's purchase of Shares hereunder.

        3.     Representations and Warranties of the Company.

          3.1.  The Company hereby represents and warrants to the Purchasers as follows:

            a)    The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware. Each of the Company and its subsidiary has all requisite corporate power and authority to carry out the transactions contemplated by this Agreement; and

            b)    The execution, delivery and performance of this Agreement have been duly authorized by the Company. This Agreement constitutes the valid and binding obligations of the Company, enforceable in accordance with its terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally and subject to the availability of equitable remedies. The execution and delivery by the Company of this Agreement, the offering, sale and issuance of the Shares hereunder and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and shall not conflict with or result in a breach of the terms, conditions or provisions of, constitute a default under, result in a violation of, or require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, (i) the organizational documents of the Company, (ii) any law, statute, rule or regulation to which the Company is subject, or (iii) any agreement, instrument, order, judgment or decree to which the Company is subject, except, in the case of subclauses (ii) and (iii) above, for any conflict, result, default, right or other requirement that could not reasonably be expected to have a material adverse effect on the transaction contemplated hereby.

        4.     Conditions.

          4.1.  The obligations of the Purchasers pursuant to this Agreement shall be subject to the satisfaction (or waiver by the Purchasers) as of the Closing Date of the following conditions:

            (i)    the Merger Agreement shall be in full force and effect and all conditions to the obligations of EXCO Holdings Inc. and ER Acquisition, Inc. under the Merger Agreement shall have been satisfied or waived pursuant to the terms therein, and the acquisition contemplated by the Merger Agreement shall be consummated immediately following the Closing;

            (ii)   against payment of the purchase price therefore, a validly issued certificate or certificates representing the purchased shares being purchased by such Purchaser pursuant to Section 1.3, which shall be in definitive form and registered in the name of such Purchaser; and

            (iii)  Cerberus Capital Management, L.P. on behalf of one or more funds or affiliates to be designated by it ("Cerberus") shall have received the closing deliverables described in Section 2(e) of that certain Stock Purchase Agreement dated March 11, 2003, as amended, by and among the Company and Cerberus.

          4.2.  The obligations of the Company pursuant to this Agreement shall be subject to the satisfaction (or waiver by the Company) as of the Closing Date of the following conditions:

            (i)    receipt of the payments described in Section 1.3 hereof; and

            (ii)   Cerberus shall have received the closing deliverables described in Section 2(e) of that certain Stock Purchase Agreement dated March 11, 2003, as amended, by and among the Company and Cerberus.

        5.     Additional Agreements.

          5.1.  Further Assurances. Each of the Company and Purchasers shall from time to time, at the request of the other party and without further consideration, execute such further instruments of conveyance and take such other actions as the requesting party may reasonably require to more effectively convey and transfer the Shares to the Purchasers. The Company and Purchasers will furthermore sign all documents and do all things necessary to give effect to the transaction contemplated by this Agreement, including, without limitation executing and delivering such certificates, instruments and other documents necessary to assure the proper transfer of the Shares from the Company to the Purchasers on the books and records of the Company.

        6.     General Provisions.

          6.1.  Governing Law. This Agreement will be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflicting provision or rule (whether of the State of Delaware, or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of Delaware to be applied. In furtherance of the foregoing, the internal law of the State of Delaware will control the interpretation and construction of this Agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

          6.2.  Binding. This Agreement shall inure to the benefit of and be binding upon the Company and Purchasers, their respective successors, administrators, representatives, heirs and assigns.

          6.3.  Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

          6.4.  Entire Agreement. This Agreement embodies the entire agreement and understanding of the Company and Purchasers hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties, covenants, or understandings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the Company and Purchasers with respect to such subject matter. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the Company and each of the Purchasers hereto.

          6.5.  Jurisdiction and Venue. (i) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself or himself and its or his property, to the exclusive jurisdiction of any New York state court sitting in New York county or federal court of the United States of America sitting in New York county, and any appellate court presiding thereover, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereunder or thereunder or for recognition or enforcement of any judgment relating thereto, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York state court or, to the extent permitted by law, in any such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

            (ii)   Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it or he may legally and effectively do so, any objection that it or he may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereunder or thereunder in any State or federal court sitting in New York county. Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            (iii)  The parties hereto further agree that the notice of any process required by any such court in the manner set forth in Section 6.7 shall constitute valid and lawful service of process against them, without the necessity for service by any other means provided by law.

          6.6.  Waiver of Jury Trial. THE COMPANY AND THE PURCHASER HEREBY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR THE VALIDITY, PROTECTION, INTERPRETATION OR ENFORCEMENT THEREOF. THE COMPANY AND EACH PURCHASER AGREE THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND WOULD NOT ENTER INTO THIS AGREEMENT IF THIS SECTION WERE NOT PART OF THIS AGREEMENT.

          6.7.  All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument and shall be deemed to have been duly given when delivered in person, by telecopy, by facsimile, by nationally-recognized overnight courier, or by first class registered or certified mail, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee as follows:

  if to the Company, to the address set forth below:

  EXCO Holdings Inc.
  6500 Greenville Ave., Suite 600, LB17
  Dallas, Texas 75206
  Attention: Douglas H. Miller
  Fax Number: (214) 378-5442

  with copies to:

  Sayles, Lidji & Werbner
  1201 Elm St., 44th Fl.
  Dallas, Texas 75270
  Attention: Brian Lidji
  Fax Number: (214) 939-8787

        If to any Purchaser, to the address set forth for such Purchaser on the signature pages or applicable joinder agreement hereto.

All such notices, requests, consents and other communications shall be deemed to have been delivered (a) in the case of personal delivery or delivery by confirmed telecopy or facsimile, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next Business Day and (c) in the case of mailing, on the third Business Day following such mailing if sent by certified mail, return receipt requested.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

        IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

EXCO HOLDINGS INC.			EXCO Investors, LLC
COMPANY			PURCHASER
By:	/s/ Douglas H. Miller		By:	/s/ Douglas H. Miller
	Name:	Douglas H. Miller		Name:	Douglas H. Miller
	Its:	Chief Executive Officer		Title:	Managing Member
				Address:	c/o Douglas H. Miller 6500 Greenville Avenue Suite 600, LB 17 Dallas, TX 75206
PURCHASER			PURCHASER
By:	/s/ Douglas H. Miller		By:	/s/ T.W. Eubank
	Name:	Douglas H. Miller		Name:	T. W. Eubank
	Address:	c/o EXCO Holdings, Inc. 6500 Greenville Avenue Suite 600, LB 17 Dallas, TX 75206		Address:	c/o EXCO Holdings, Inc. 6500 Greenville Avenue Suite 600, LB 17 Dallas, TX 75206
PURCHASER			PURCHASER
By:	/s/ J. Douglas Ramsey		By:	/s/ J. David Choisser
	Name:	J. Douglas Ramsey		Name:	J. David Choisser
	Address:	c/o EXCO Holdings, Inc. 6500 Greenville Avenue Suite 600, LB 17 Dallas, TX 75206		Address:	c/o EXCO Holdings, Inc. 6500 Greenville Avenue Suite 600, LB 17 Dallas, TX 75206
PURCHASER			PURCHASER
By:	/s/ Charles R. Evans		By:	/s/ Richard E. Miller
	Name:	Charles R. Evans		Name:	Richard E. Miller
	Address:	c/o EXCO Holdings, Inc. 6500 Greenville Avenue Suite 600, LB 17 Dallas, TX 75206		Address:	c/o EXCO Holdings, Inc. 6500 Greenville Avenue Suite 600, LB 17 Dallas, TX 75206
PURCHASER			PURCHASER
By:	/s/ James M. Perkins, Jr.		By:	/s/ Richard L. Hodges
	Name:	James M. Perkins, Jr.		Name:	Richard L. Hodges
	Address:	c/o EXCO Holdings, Inc. 6500 Greenville Avenue Suite 600, LB 17 Dallas, TX 75206		Address:	c/o EXCO Holdings, Inc. 6500 Greenville Avenue Suite 600, LB 17 Dallas, TX 75206

PURCHASER			PURCHASER
By:	/s/ John D. Jacobi		By:	/s/ Daniel A. Johnson
	Name:	John D. Jacobi		Name:	Daniel A. Johnson
	Address:	c/o EXCO Holdings, Inc. 6500 Greenville Avenue Suite 600, LB 17 Dallas, TX 75206		Address:	c/o EXCO Holdings, Inc. 6500 Greenville Avenue Suite 600, LB 17 Dallas, TX 75206
PURCHASER			PURCHASER
By:	/s/ Harold L. Hickey		By:	/s/ Stephen E. Puckett
	Name:	Harold L. Hickey		Name:	Stephen E. Puckett
	Address:	c/o EXCO Holdings, Inc. 6500 Greenville Avenue Suite 600, LB 17 Dallas, TX 75206		Address:	c/o EXCO Holdings, Inc. 6500 Greenville Avenue Suite 600, LB 17 Dallas, TX 75206
PURCHASER			PURCHASER
By:	/s/ Russell W. Romoser		By:	/s/ Laurel A. Cocharo
	Name:	Russell W. Romoser		Name:	Laurel A. Cocharo
	Address:	c/o EXCO Holdings, Inc. 6500 Greenville Avenue Suite 600, LB 17 Dallas, TX 75206		Address:	c/o EXCO Holdings, Inc. 6500 Greenville Avenue Suite 600, LB 17 Dallas, TX 75206
PURCHASER			PURCHASER
By:	/s/ Adrien Joly		By:	/s/ Thomas Charuk
	Name:	Adrien Joly		Name:	Thomas Charuk
	Address:	c/o Addison Energy Inc. 1100, 635—8th Avenue SW, Calgary, AB T2P 3M3		Address:	c/o Addison Energy Inc. 1100, 635—8th Avenue SW, Calgary, AB T2P 3M3
PURCHASER			PURCHASER
By:	/s/ Jimmie L. Pulis		By:	/s/ Paul B. Rudnicki
	Name:	Jimmie L. Pulis		Name:	Paul B. Rudnicki
	Address:	c/o EXCO Holdings, Inc. 6500 Greenville Avenue Suite 600, LB 17 Dallas, TX 75206		Address:	c/o EXCO Holdings, Inc. 6500 Greenville Avenue Suite 600, LB 17 Dallas, TX 75206
PURCHASER			PURCHASER
By:	/s/ Gary M. Nelson		By:	/s/ H. Wayne Gifford
	Name:	Gary M. Nelson		Name:	H. Wayne Gifford
	Address:	c/o EXCO Holdings, Inc. 6500 Greenville Avenue Suite 600, LB 17 Dallas, TX 75206		Address:	c/o EXCO Holdings, Inc. 6500 Greenville Avenue Suite 600, LB 17 Dallas, TX 75206

PURCHASER			PURCHASER
By:	/s/ Gary L. Parker		By:	/s/ Scott E. Studdard
	Name:	Gary L. Parker		Name:	Scott E. Studdard
	Address:	c/o EXCO Holdings, Inc. 6500 Greenville Avenue Suite 600, LB 17 Dallas, TX 75206		Address:	c/o EXCO Holdings, Inc. 6500 Greenville Avenue Suite 600, LB 17 Dallas, TX 75206
PURCHASER
			By:	/s/ Steve Fagan
				Name:	Steve Fagan
				Address:	c/o Addison Energy Inc. 1100, 635—8th Avenue SW, Calgary, AB T2P 3M3
PURCHASER			PURCHASER
By:	/s/ Dennis G. McIntyre		By:	/s/ Neil Burrows
	Name:	Dennis G. McIntyre		Name:	Neil Burrows
	Address:	c/o Addison Energy Inc. 1100, 635—8th Avenue SW, Calgary, AB T2P 3M3		Address:	c/o Addison Energy Inc. 1100, 635—8th Avenue SW, Calgary, AB T2P 3M3
PURCHASER			PURCHASER
By:	/s/ Gregory Robb		By:	/s/ Jonathon Kuhn
	Name:	Gregory Robb		Name:	Jonathan Kuhn
	Address:	c/o Addison Energy Inc. 1100, 635—8th Avenue SW, Calgary, AB T2P 3M3		Address:	c/o Addison Energy Inc. 1100, 635—8th Avenue SW, Calgary, AB T2P 3M3
PURCHASER			PURCHASER
By:	/s/ Jamie Beninger		By:	/s/ Terry Pidkowa
	Name:	Jamie Beninger		Name:	Terry Pidkowa
	Address:	c/o Addison Energy Inc. 1100, 635—8th Avenue SW, Calgary, AB T2P 3M3		Address:	c/o Addison Energy Inc. 1100, 635—8th Avenue SW, Calgary, AB T2P 3M3
PURCHASER			PURCHASER
By:	/s/ Duane Masse		By:	/s/ Jennifer M. Perry
	Name:	Duane Masse		Name:	Jennifer M. Perry
	Address:	c/o Addison Energy Inc. 1100, 635—8th Avenue SW, Calgary, AB T2P 3M3		Address:	c/o Addison Energy Inc. 1100, 635—8th Avenue SW, Calgary, AB T2P 3M3

PURCHASER			PURCHASER
By:	/s/ Kirstie M. Egan		By:	/s/ Wesley E. Roberts
	Name:	Kirstie M. Egan		Name:	Wesley E. Roberts
	Address:	c/o Addison Energy Inc. 1100, 635—8th Avenue SW, Calgary, AB T2P 3M3		Address:	c/o Addison Energy Inc. 1100, 635—8th Avenue SW, Calgary, AB T2P 3M3
PURCHASER			PURCHASER
By:	/s/ Delwyn C. Dennison		By:	/s/ Terry L. Trudeau
	Name:	Delwyn C. Dennison		Name:	Terry L. Trudeau
	Address:	c/o Addison Energy Inc. 1100, 635—8th Avenue SW, Calgary, AB T2P 3M3		Address:	c/o Addison Energy Inc. 1100, 635—8th Avenue SW, Calgary, AB T2P 3M3

SCHEDULE 1

Name of Purchaser	Number of Shares of Class A Common Shares to be Purchased	Aggregate Purchase Price of Class A Common Shares(2)	Number of Shares of Class B Common Shares to be Purchased	Aggregate Purchase Price of Class B Common Shares	Total Purchase Price for all Shares(2)	Number of Shares of EXCO Common Stock to be Converted in Lieu of Other Payment	Value of Shares of EXCO Common Stock to be Converted in Lieu of Other Payment(2)	Principal Amount of Note to be Executed in Lieu of Other Payment(2)	Cash To Be Paid At Closing For A and B Shares(2)
EXCO Investors, LLC	14,000,000	$21,000,000	0	$0.00	$21,000,000.00	706,441	$12,715,938.00	$0.00	$8,284,062.00
Douglas H. Miller (1)	2,242,207	$3,363,310.50	5,314,815	$5,314.81	$3,368,625.31	186,850	$3,363,300.00	$0.00	$5,325.31
T.W. Eubank (1)	292	$438	648,148	$648.15	$1,086.15	0	$0.00	$0.00	$1,086.15
J. Douglas Ramsey	180,000	$270,000	259,259	$259.26	$270,259.26	15,000	$270,000.00	$0.00	$259.26
Charles R. Evans	360,000	$540,000	518,518	$518.52	$540,518.52	30,000	$540,000.00	$0.00	$518.52
J. David Choisser	270,000	$405,000	388,889	$388.89	$405,388.89	2,778	$50,004.00	$354,996.00	$388.89
Richard E Miller	180,000	$270,000	259,259	$259.26	$270,259.26	15,000	$270,000.00	$0.00	$259.26
James M. Perkins	180,000	$270,000	259,259	$259.26	$270,259.26	1,500	$27,000.00	$220,000.50	$23,258.76
Richard L. Hodges	90,000	$135,000	129,630	$129.63	$135,129.63	4,100	$73,800.00	$61,200.00	$129.63
John Jacobi	180,000	$270,000	259,259	$259.26	$270,259.26	15,000	$270,000.00	$0.00	$259.26
Daniel Johnson	180,000	$270,000	259,259	$259.26	$270,259.26	15,000	$270,000.00	$0.00	$259.26
Harold L. Hickey	90,000	$135,000	129,630	$129.63	$135,129.63	2,167	$39,006.00	$95,994.00	$129.63
Stephen E. Puckett	90,000	$135,000	129,630	$129.63	$135,129.63	5,000	$90,000.00	$45,000.00	$129.63
Russell Romoser	90,000	$135,000	129,630	$129.63	$135,129.63	1,300	$23,400.00	$111,600.00	$129.63
Laurel A. Cocharo	45,000	$67,500	64,815	$64.81	$67,564.81	2,084	$37,512.00	$29,988.00	$64.81
Jimmie L.Pulis	22,500	$33,750	32,407	$32.41	$33,782.41	1,875	$33,750.00	$0.00	$32.41
Scott Studdard	45,000	$67,500	64,815	$64.81	$67,564.81	0	$0.00	$33,750.00	$33,814.81
Paul Rudnicki	67,500	$101,250	97,222	$97.22	$101,347.22	556	$10,008.00	$91,242.00	$97.22
Gary Nelson	90,000	$135,000	129,630	$129.63	$135,129.63	7,500	$135,000.00	$0.00	$129.63
Gary Parker	90,000	$135,000	129,630	$129.63	$135,129.63	3,950	$71,100.00	$63,900.00	$129.63
Wayne Gifford	90,000	$135,000	129,630	$129.63	$135,129.63	500	$9,000.00	$126,000.00	$129.63
Dennis McIntyre	324,450	$486,675	467,315	$467.31	$487,142.31	1,750	$31,500.00	$0.00	$455,642.31
Steve Fagan	414,450	$621,675	596,944	$596.94	$622,271.94	1,750	$31,500.00	$0.00	$590,771.94
Neil Burrows	90,000	$135,000	129,630	$129.63	$135,129.63	0	$0.00	$95,001.00	$40,128.63
Gregory Robb	180,000	$270,000	259,259	$259.26	$270,259.26	1,750	$31,500.00	$0.00	$238,759.26
Jonathon Kuhn	109,500	$164,250	157,716	$157.72	$164,407.72	750	$13,500.00	$73,000.50	$77,907.22
Jamie Beninger	109,500	$164,250	157,716	$157.72	$164,407.72	300	$5,400.00	$73,000.50	$86,007.22
Terri Pidkowa	109,500	$164,250	157,716	$157.72	$164,407.72	1,300	$23,400.00	$73,000.50	$68,007.22
Jennifer Perry	22,500	$33,750	32,407	$32.41	$33,782.41	775	$13,950.00	$19,800.00	$32.41
Kristie Egan	22,500	$33,750	32,407	$32.41	$33,782.41	1,042	$18,756.00	$14,994.00	$32.41
Wes Roberts	16,200	$24,300	23,333	$23.33	$24,323.33	550	$9,900.00	$14,400.00	$23.33
Del Denison	16,200	$24,300	23,333	$23.33	$24,323.33	700	$12,600.00	$11,700.00	$23.33
Adrien Joly	22,500	$33,750	32,407	$32.41	$33,782.41	0	$0.00	$15,000.00	$18,782.41
Thomas Charuk	45,000	$67,500	64,815	$64.81	$67,564.81	0	$0.00	$30,000.00	$37,564.81
Terry Trudeau	270,000	$405,000	388,889	$388.89	$405,388.89	0	$0.00	$180,000.00	$225,388.89
Duane Masse	47,700	$71,550	68,704	$68.70	$71,618.70	650	$11,700.00	$51,999.00	$7,919.70

TOTAL	20,382,499	$30,573,749	11,925,925	$11,925.92	$30,585,674.42	1,027,918	$18,502,524.00	$1,885,566.00	$10,197,584.42

(1)
Douglas H. Miller previously contributed 763 shares of ER Acquisition, Inc. to EXCO Holdings Inc. in exchange for 1,447,793 shares of the Class A common stock of EXCO Holdings Inc. and T.W. Eubank previously contributed 237 shares of ER Acquisition, Inc. to EXCO Holdings Inc. in exchange for 449,708 shares of the Class A common stock of EXCO Holdings Inc.

(2)
All $ amounts in this schedule refer to U.S. Dollars.

EXHIBIT A

JOINDER

        By execution of this Joinder, the undersigned agrees to become a party to that certain Management Purchase Agreement dated as of                        , 2003, as may be amended, among EXCO Holdings Inc., a Delaware corporation, and the parties listed on Schedule I thereto. The undersigned shall have all the rights, and shall observe all the obligations applicable to a Purchaser.

Name:	Number and Class of Securities Acquired:
Address for Notices:	With copies to:

Signature:
Date:

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  Exhibit (d)(xi) EXECUTION COPY
MANAGEMENT PURCHASE AGREEMENT
  EXHIBIT A
JOINDER